UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 21, 2008

CHINA SHUANGJI CEMENT, LTD.

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(Exact Name of small business issuer as specified in its charter)

Delaware                      000-52440                        95-3542340

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(State of Incorporation)   (Commission File No.)   (IRS Employer ID Number)

221 Linglong Road, Zhaoyuan City, Shandong Province

People’s Republic of China, 265400

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(Address of principal executive offices)

(86) 535-8213217

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(Registrant’s telephone number, including area code)

N/A

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

SUMMARY

Item 3.03 - Material Modification to Rights of Security Holders

On July 16, 2008, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Series 2008 Preferred Stock (the "Certificate of Designations") designating 30,000,000 of the Company's previously authorized preferred stock. Each share of Series 2008 Preferred Stock is not redeemable and is not entitled to dividends or entitled to notice of or to vote at any meeting of the holders of Common Stock.  The holders of Series 2008 Preferred shares shall have the right upon the liquidation, dissolution or winding up of the Corporation or in any other case in which to receive the amount paid-up thereon plus all capital contributed for Series 2008 Preferred Shares in excess of par value, in preference and priority to any distributions on the Common Shares, and subordinate to any distributions on any other class or series of shares now existing or hereafter created. Each holder of shares of Series 2008 Preferred shares may, so long as at least one of the following triggering events has occurred before conversion, but not before the expiry of six (6) months from the date of issue of such shares (“Issuance Date”), and from time to time thereafter, convert (an “Optional Conversion”) each of its shares of Series 2008 Preferred shares into a number of fully paid and non-assessable subject to a conversion ratio in which initially be convertible to one (1) share of the Corporation’s Common Stock and shall be subject to adjustment as provided within the Certificate of Designations: 1) the Company consummates at least an additional $5,000,000.00 equity financing from institutional or strategic investors; and/or 2) the Company having four (4) consecutive quarters of positive cash flow as reflected on the Corporation’s financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) and filed with the Securities and Exchange Commission (the “SEC”); and/or. 3) the Closing Bid Price of any shares of the Corporation’s Common Stock is equal to or in excess of $1.00 per share; and/or 4) the Closing Bid Price of any shares of the Corporation’s Common Stock is equal to or less than $0.001 per share.

Item 9.01 - Exhibits

(c) Exhibits.

Ex 3.6

Certificate of Designations Series 2008 Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA SHUANGJI CEMENT LTD.

By:  /s/ Wenji Song

      Wenji Song

      President

Date: July 21, 2008